[Letterhead of Wachtell, Lipton, Rosen & Katz]










                                 January 23, 1997




         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, D.C.  20549

              RE:  CSX CORPORATION/GREEN ACQUISITION CORP.
                   AMENDMENT NO. 15 TO SCHEDULE 14D-1

         Ladies and Gentlemen:

                   Pursuant to Rule 14d-3(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), submitted here-with on behalf of CSX Corporation, a Virginia corporation ("CSX"), and Green Acquisition Corp., a Pennsylvania corpora-tion and a wholly owned subsidiary of CSX ("Purchaser"), for filing via EDGAR is Amendment No. 15 to CSX's and Purchaser's Tender Offer Statement on Schedule 14D-1, which was filed with the Securities and Exchange Commission on December 6, 1996.

                   Amendment No. 15 is being submitted electronically pursuant to Items 101(a)(1)(iii) and 901(c)(1) of Regulation S-T. By copy of this letter, pursuant to Rule 14d-3(b) of the Exchange Act, one complete copy of Amendment No. 15 is being delivered to Conrail Inc. at its principal executive office and to the New York Stock Exchange, Inc. and the Philadelphia Stock Exchange.



         Securities and Exchange Commission
         January 23, 1997
         Page 2



                   Questions concerning Amendment No. 15 should be di-rected to the undersigned at (212) 403-1347.

                                       Very truly yours,

                                       /s/ Steven A. Cohen

                                       Steven A. Cohen

         Enclosure

         cc:  Conrail Inc.
                 Attn: Bruce B. Wilson, Esq.

              Cravath, Swaine & Moore
                 Attn: Robert A. Kindler, Esq.

              Norfolk Southern Corporation
                 Attn: James C. Bishop, Jr., Esq.

              Skadden, Arps, Slate, Meagher
                 & Flom
                 Attn: Randall H. Doud, Esq.

              New York Stock Exchange, Inc.
                 Attn: Filing Desk

              Philadelphia Stock Exchange
                 Attn: Filing Desk